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                                                                    Exhibit 10.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                         Dated as of September 30, 1994


          This Second Amendment to Credit Agreement (this "Amendment") is dated as of September 30, 1994 by and among Merisel Inc., a Delaware corporation (the "Company"), and NationsBank of Texas, N.A. (the "Bank"), and is made with reference to that certain Credit Agreement dated as of December 23, 1993, as amended by that certain First Amendment to Credit Agreement dated as of January 31, 1994 (as so amended, the "Existing Agreement") by and among the parties hereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Agreement.

                                 RECITAL

          The parties hereto have agreed to amend the Existing Agreement as hereinafter set forth.

          IN CONSIDERATION of the mutual promises and covenants set forth herein, the parties hereto agree as follows:


SECTION 1.   AMENDMENT TO THE EXISTING AGREEMENT

     1.1 The Existing Agreement is hereby amended by inserting the following clause (c) at the end of Section 8.05:

     "(c) the Company or any Subsidiary of the Company may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, accounts receivable or interests therein pursuant to securitizations thereof under (i) that certain Trade Receivables Purchase and Sale Agreement, dated as of September 24, 1993, among Merisel, Inc., Ciesco L.P., and Citicorp North America, Inc., as "Agent", as amended by the Amendment thereto dated as of October 20,1993, the Assumption and Second Amendment thereto dated as of December 23, 1993, and the Third Amendment thereto dated as of March 24, 1994, and (ii) that certain Trade Receivables Purchase and Sale Agreement, dated as of September 24, 1993, among Merisel, Inc., Citibank, N.A., the "Banks" identified therein, and Citicorp North America, Inc., individually and as "Agent", as amended by the Amendment thereto dated as of October 20, 1993, the Assumption and Second Amendment thereto dated as of December 23, 1993 and the Third Amendment thereto dated as of March 24, 1994, as each may be amended, restated, modified, replaced or extended, including pursuant to the terms of the currently contemplated Fourth Amendment thereto (draft dated September 15, 1994, as the same may be revised)."

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     1.2 The Existing Agreement is hereby amended by deleting the first sentence of Section 8.13 and inserting in place thereof the following :

     "The Company agrees, for the benefit of the Bank, to perform, to comply with and to be bound by each of its covenants, agreements and obligations contained in Sections 7.01(g), 7.01 (k) and 7.02(m) of the Americas Revolving Credit Agreement, as amended by Amendment No. 1 thereto dated as of September 29, 1994, and without giving effect to any subsequent modifications or supplements to the Americas Revolving Credit Agreement, or termination of the Americas Revolving Credit Agreement.."

     1.3 The Existing Agreement is hereby amended by deleting clause (i) of
     Section 8.17 and inserting in place thereof the following:

     "Section 7.01 of the Americas Revolving Credit Agreement, as amended by Amendment No. 1 thereto dated as of September 29, 1994, and without giving effect to any subsequent modifications or supplements to the Americas Revolving Credit Agreement, or termination of the Americas Revolving Credit Agreement,"


SECTION 2.    CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective upon (i) the execution of this Amendment by the Company and the Bank in accordance with Section 10.04 of the Existing Agreement and (ii) the effectiveness of Amendment No. 1 to the Americas Revolving Credit Agreement.


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

          In order to induce the Bank to enter into this Amendment and to amend the Existing Agreement in the manner provided herein, the Company represents and warrants to the Bank that the following statements are true, correct and complete:

Corporate Power and Authority

          The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its respective obligations under, the Existing Agreement as amended by this Amendment (the "Amended Agreement").

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Authorization of Agreements

          The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action of the Company.

No Conflict

          The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to the Company or any of its Subsidiaries, or the Certificate of Incorporation or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the
properties or assets of the Company or any of its   Subsidiaries, or (iv)
require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Company or any of its Subsidiaries.

Governmental Consents

          The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person.

Binding Obligation

          This Amendment and the Amended Agreement are the legally valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


Incorporation of Representations and Warranties From Existing Agreement

          Other than the representations set forth in Section 7.03 of the Existing Agreement, which representations are hereby modified by deleting
Schedule 7.03 to the Existing Agreement and replacing it with the Amended and Restated Schedule 7.03 attached hereto, the representations and warranties contained in Section 7 of the Existing Agreement are and will be true, correct and complete in all material respects on and as of the effective date of this Amendment to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date.

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Absence of Default

          No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment which would constitute an Event of Default, or an event that with the passage of time, the giving of notice or both would constitute an Event of Default.

SECTION 4.  MISCELLANEOUS

Reference to and Effect on the Existing Agreement

          (i) On and after the effective date of this Amendment, each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Existing Agreement, and each reference in the other Basic Documents to the "Agreement," the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment.

          (ii) Except as specifically amended by this Amendment, the Existing Agreement and the other Basic Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under, the Existing Agreement or any of the other Basic Documents.

Execution and Counterparts

          This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Headings

          Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Applicable Law

          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                            MERISEL, INC.


                                            By:  /s/ TIMOTHY N. JENSON
                                               ---------------------------------
                                            Name: Timothy N. Jenson
                                            Title: Vice President & Treasurer


                                            NATIONSBANK OF TEXAS, N.A.


                                            By:  /s/ JANET E. STOCKWELL
                                               ---------------------------------
                                            Name:  Janet E. Stockwell
                                            Title:  Assistant Vice President

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                       AMENDED AND RESTATED SCHEDULE 7.03


                      PENDING OR THREATENED LITIGATION OR
                      -----------------------------------
                         PROCEEDING AFFECTING OBLIGORS
                         -----------------------------


In June 1994, Merisel, Inc. (the "Company:") and certain of its officers and/or directors were named in putative securities class actions filed in the United States District Court for the Central District of California, consolidated as In re Merisel, Inc. Securities Litigation. Plaintiffs, who are seeking damages in an unspecified amount, purport to represent a class of all persons who purchased the Company's common stock between February 1, 1994 and June 7, 1994 (the "Class Period"). The complaints allege that the defendants inflated the market price of Merisel's common stock with material misrepresentations and omissions during the Class Period. Plaintiffs contend that such alleged misrepresentations are actionable under Section 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. Plaintiffs filed a consolidated amended complaint on August 15, 1994. The Company believes that it has meritorious defenses to this lawsuit and intends to defend the action vigorously. Management believes that the outcome of this matter will not have a material adverse effect on the consolidated financial position or results of operations of the Company and, accordingly, no provision for loss has been made in the accompanying financial statements.

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